EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER)

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Thomas Granville, Chief Financial Officer of Axion Power International, Inc. (the “Company”), hereby certifies that:

1. The Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2014 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas Granville

Thomas Granville, Chief Financial Officer (Principal Financial Officer)

Dated: May 15, 2014